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                                                                     EXHIBIT 5.2


               [LETTERHEAD OF ORRICK, HERRINGTON & SUTCLIFFE LLP]

                               September 12, 2002

Capital One Funding, LLC
140 East Shore Drive, Room 1048
Glen Allen, Virginia  23059

Re:      Capital One Multi-asset Execution Trust
         Capital One Master Trust
         Capital One Funding, LLC (Transferor)
         Amendment No. 1 to the Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel for Capital One Funding, LLC, a Virginia limited liability company ("Funding"), in connection with the preparation of Amendment No. 1 to the Registration Statement on Form S-3 (the "Registration Statement"), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of series (each, a "Series") of notes (collectively, the "Notes"), each such Series of Notes representing obligations of the Capital One Multi-asset Execution Trust. Initially, Series of Notes secured by a security interest in a Master Trust Collateral Certificate (the "Certificate"), which represents an undivided interest in the Capital One Master Trust (the "Trust"). The Certificate will be issued pursuant to a pooling and servicing agreement (as amended, the "Pooling and Servicing Agreement"), which will be among Capital One Bank, as Servicer, Funding, as Transferor, and The Bank of New York, as Trustee.

         We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

         Based on such examination, we are of the opinion that when the Certificate has been (a) duly authorized by appropriate corporate action; (b) executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement; and (c) sold in the manner described in the Registration Statement, any amendment thereto and the prospectus and prospectus supplement relating thereto, the Certificate will be a legally issued, fully paid, non-assessable and binding obligation of the Trust, and the holder of the Certificate will be entitled to the benefits of such Pooling and Servicing Agreement, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or

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Capital One Funding, LLC
September 12, 2002
Page 2


affecting the rights of creditors generally and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the prospectus contained therein. In giving such consent, we do not admit that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                      Very truly yours,


                                      /S/ ORRICK, HERRINGTON & SUTCLIFFE LLP

                                      ORRICK, HERRINGTON & SUTCLIFFE LLP